Exhibit 10.12

Execution Version

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

SECOND AMENDMENT TO MASTER LOAN AGREEMENT AND LOAN DOCUMENTS

THIS SECOND AMENDMENT TO MASTER LOAN AGREEMENT AND LOAN DOCUMENTS (this “Amendment”) is dated as of May 22, 2023 (the “Amendment Effective Date”), by and among MACQUARIE PF INC., a Delaware corporation, with an address at 125 West 55th Street, New York, New York 10019 (together with its successors and/or assigns, “Lender”), TPHGREENWICH OWNER LLC, a Delaware limited liability company with an address at [***] (“Borrower”) and, solely for purposes of Sections 3, 5(b), 6, 7 and 8 hereof, TRINITY PLACE HOLDINGS INC., a Delaware corporation, having an address at 340 Madison Avenue, 3rd Floor, Suite 3C, New York, New York 10173 (“Guarantor”).

R E C I T A L S:

A.Pursuant to (x) that certain Master Loan Agreement, dated as of October 22, 2021 (the “Closing Date”), as amended by that certain First Amendment to Master Loan Agreement and Loan Documents, dated as of November 30, 2022 but effective as of September 28, 2022 (as may be further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, collectively, the “Original Loan Agreement”), (y) that certain Amended and Restated Building Loan Agreement, dated as of the Closing Date, as amended by that certain First Amendment to Amended and Restated Building Loan Agreement, dated as of November 30, 2022, but effective as of September 28, 2022 (as may be further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, collectively, the “Building Loan Agreement”), and (z) that certain Project Loan Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Project Loan Agreement”; together with the Original Loan Agreement and Building Loan Agreement, collectively, the “Loan Agreements”), each between Borrower and Lender, Lender made (i) a term loan in the principal amount of Twenty Eight Million Nine Hundred Sixty One Thousand Nine Hundred Forty Five and 00/100 Dollars ($28,961,945.00) (the “Term Loan”), (ii) a building loan in the principal amount of up to One Hundred Twenty Eight Million One Hundred Ninety Seven Thousand Eight Hundred Seventy Eight and 00/100 Dollars ($128,197.878.00) (the “Building Loan”), and (iii) a project loan in the principal amount of up to Nine Million Five Hundred Forty Thousand One Hundred Seventy Seven and 00/100 Dollars ($9,540,177.00) (the “Project Loan” together with Term Loan and Building Loan collectively the “Loan” or “Loans”), which Loans are evidenced by (i) that certain Amended, Restated and Consolidated Term Loan Promissory Note in the principal amount of $28,961,945.00 (the “Term Loan Note”), (ii) that certain Amended, Restated and Consolidated Building Loan Promissory Note in the principal amount of up to $128,197.878.00 (the “Building Loan Note”), and (iii) that certain Project Loan Promissory Note in the principal amount of up to $9,540,177.00 (the “Project Loan Note”;

together with the Term Loan Note and Building Loan Note, as the same may be amended or modified from time to time, collectively, the “Note”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Original Loan Agreement (as amended pursuant to this Amendment).

B.The Loan is secured, inter alia, by Borrower’s interest in and to that certain real property located in the City of New York, County of New York and State of New York and more particularly described in Exhibit A attached to the Mortgage described below (collectively, the “Premises”), as evidenced by (i) that certain Amended, Restated and Consolidated Term Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Term Loan Mortgage”), (ii) that certain Amended, Restated and Consolidated Building Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Building Loan Mortgage”), and (iii) that certain Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Project Loan Mortgage”; together with the Term Loan Mortgage and the Building Loan Mortgage, as the same may be amended or modified from time to time, collectively, the “Mortgage”).

C.Borrower has requested, and Lender has agreed (subject to the terms and conditions set forth herein), to amend the Loan Documents.

D.Therefore, the parties now desire to amend the Original Loan Agreement and the Loan Documents on the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Conditions Precedent.  Lender’s execution of this Amendment shall be conditioned upon satisfaction of the following condition precedents, as reasonably determined by Lender:

(a)Execution and delivery of this Amendment and all other amendments and/or restatements of Loan Documents required in connection herewith by Borrower, Guarantor, and Lender;

(b)Borrower shall have converted the existing Interest Rate Cap Agreement from LIBOR to Term SOFR and which Interest Rate Cap Agreement shall otherwise remain unchanged.

(c)All fees and expenses payable to Lender pursuant to the Original Loan Agreement and the other Loan Documents, including reasonable out-of-pocket expenses incurred by Lender in connection with this Amendment shall have been paid by Borrower to Lender, in full;

(d)All payments on the Loan, as modified by this Amendment (including, but not limited to, all payments of taxes, assessments, insurance premiums and other expenses relating to the Premises), are current in accordance with the terms, provisions, covenants and conditions of this Amendment and the other Loan Documents; and

(e)The prior written consent of Mezzanine Lender to this Amendment has been obtained.

2.Amendments to Original Loan Agreement.

(a)Existing Definitions.  Section 1.1 of the Original Loan Agreement is hereby amended by deleting the definitions of “Adjusted Rate”, “Available Tenor”, “Benchmark Replacement Conforming Changes”, “Daily Simple SOFR”, “Early Opt-in Effective Date”, “Early Opt-in Election”, “Federal Funds Rate”, “Interest Rate Step Up Event”, “LIBOR”, and “Rate Spread”.

(b)Existing Definitions.  Section 1.1 of the Original Loan Agreement is hereby amended by deleting the corresponding definitions and replacing such definitions with the following:

“Benchmark” shall mean (i) initially, and continuing unless and until replaced by a Benchmark Replacement pursuant to Section 2.8(a)(iv) hereof, Term SOFR, and (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, then the applicable Benchmark Replacement.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Lender (or, with respect to clauses (2) and (4) of this definition, determined by Lender in consultation with Borrower so long as there is no existing Default or Event of Default (provided that Borrower’s consent shall not be required in connection therewith and it shall not be a breach of this Agreement if Lender fails to so consult with Borrower))  for the applicable Benchmark Replacement Date:

1. SOFR Average; or

2. subject to the provisos at the end of this section, the sum of: (A) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (B) the related Benchmark Replacement Adjustment; or

3. subject to the provisos at the end of this section, the sum of: (A) the ISDA Fallback Rate and (B) the related Benchmark Replacement Adjustment; or

4. the sum of: (A) the alternate rate of interest that has been selected by Lender as the replacement for the then-current Benchmark giving due consideration to any industry accepted rate of interest as a replacement to the then-current Benchmark for U.S. dollar denominated floating rate commercial mortgage backed securities (“CMBS”) loans and (B) the related Benchmark Replacement Adjustment;

provided that, in the case of clauses (2) and (3) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time selected by Lender in its sole discretion. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Benchmark Replacement be less than the Floor.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

1. a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

2. a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

3. a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative or in compliance with or aligned with the International Organization of Securities Commissions Principles for Financial Benchmarks; or

4. a Regulatory Change that Lender determines (which determination shall be conclusive and binding for all purposes absent manifest error) prohibits, restricts or limits the use of such Benchmark (upon such determination, an “Applicable Regulatory Change”).

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“Term SOFR” shall mean, with respect to each Interest Period, the Term SOFR Reference Rate on the Determination Date, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Date, the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Date. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Term SOFR be less than the Floor.

(c)New Definitions.  The Original Loan Agreement is hereby amended by adding the following definitions in alphabetical order to Section 1.1 of the Original Loan Agreement:

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by Lender (or, with respect to clauses (1) and (3) of this definition, determined by Lender in consultation with Borrower so long as there is no existing Default or Event of Default (provided that Borrower’s consent shall not be required in connection therewith and it shall not be a breach of this Agreement if Lender fails to so consult with Borrower))  as of the applicable Benchmark Replacement Date:

1. subject to the proviso at the end of this definition, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or

2. subject to the proviso at the end of this definition, if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

3. the spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate CMBS loans at such time; provided that, in the case of clause (1) and (2) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Lender in its sole discretion.

“Benchmark Replacement Date” shall mean:

1. in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark, or

2. in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions Principles for Financial Benchmarks (which, if the regulatory supervisor has announced a specified future date that such Benchmark will not be representative, will be such specified future date); provided that, such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark continues to be provided on such date; or

3. in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the Applicable Regulatory Change.

“Benchmark Replacement Rate” shall mean the sum of (i) the applicable Benchmark Replacement in the event that such Benchmark Replacement has replaced the prior Benchmark pursuant to Section 2.8(a)(iv) hereof and (ii) nine percent (9%); provided that in no event will the Benchmark Replacement Rate be less than nine and one-quarter of one percent (9.25%).

“Benchmark Replacement Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon any Benchmark other than the Term SOFR Reference Rate.

“Benchmark Unavailability Period” means (i) if a Benchmark Transition Event has not occurred, unless and until a Benchmark Replacement is implemented with respect to the then current Benchmark in accordance with Section 2.8(a)(iv) below, each (if any) Interest Period for which, Lender for any reason determines (which determination shall be conclusive and binding absent manifest error) that, other than as a result of a Benchmark Transition Event reasonable and adequate means do not exist for ascertaining the then-current Benchmark (including if the Benchmark is Term SOFR or SOFR Average and such Benchmark cannot be determined in accordance with the respective definition thereof) for any applicable Interest Period, (ii) if a Benchmark Transition Event has occurred, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.8(a)(iv) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark, or (iii) at any time, (x) beginning at the time of the adoption of any requirement of law or any change therein or in the interpretation or application thereof that makes it unlawful for any Lender to maintain a Loan at the then current Benchmark as contemplated hereunder (such occurrence, an “Illegality Condition”) and (y) ending at the time any such Illegality Condition is no longer in effect.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day”, “Determination Date”, “Interest Period”, “Payment Date”, “U.S. Government Securities Business Day”, preceding and succeeding business day conventions, rounding of amounts, timing and frequency of determining rates and making payments of interest, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Lender decides (in consultation with Borrower so long as there is no existing Default or Event of Default (provided that Borrower’s consent shall not be required in connection therewith and it shall not be a breach of this Agreement if Lender fails to so consult with Borrower))  , from time to time, may be appropriate or necessary to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice for floating rate CMBS loans (or, if Lender decides (in consultation with Borrower so long as there is no existing Default or Event of Default (provided that Borrower’s consent shall not be required in connection therewith and it shall not be a breach of this Agreement if Lender fails to so consult with Borrower)) that adoption of any portion of such market practice is not administratively feasible or if Lender determines (in consultation with Borrower so long as there is no existing Default or Event of Default (provided that Borrower’s consent shall not be required in connection therewith and it shall not be a breach of this Agreement if Lender fails to so consult with Borrower))  that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides (in consultation with Borrower so long as there is no existing Default or Event of Default (provided that Borrower’s consent shall not be required in connection therewith and it shall not be a breach of this Agreement if Lender fails to so consult with Borrower)) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

“Determination Date” shall mean, with respect to any determination of the Benchmark applicable to an Interest Period, the date that is two (2) U.S. Government Securities Business Days preceding the first day of the applicable Interest Period.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISDA Fallback Adjustment” shall mean the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the then-current Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the then-current Benchmark, excluding the applicable ISDA Fallback Adjustment.

“Prime Index” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate” for the U.S. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” will be used, and such average will be rounded up to the nearest 1/1000th of one percent (0.001%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender will select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender will select a comparable interest rate index that is then commonly used by lenders of floating rate commercial real estate loans similar to the subject Loan.

“Prime Index Rate” shall mean, with respect to each Interest Period, a per annum rate of interest of the Prime Index, determined as of the Determination Date immediately preceding the commencement of such Interest Period; provided that in no event will the Prime Index Rate be less than zero.

“Prime Rate” shall mean, with respect to each Interest Period, the per annum rate of interest equal to the greater of (i) the sum of the Prime Index Rate plus the Prime Rate Spread, and (ii) nine and one-quarter of one percent (9.25%).

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Index Rate.

“Prime Rate Spread” shall mean, in connection with any conversion of the Loan in accordance with the terms hereof to a Prime Rate Loan, the difference (expressed as the number of basis points and determined at the time of such conversion) between (a)(i) if the Loan is converted from a Term SOFR Rate Loan to a Prime Rate Loan, the sum of (x) Term SOFR, determined as of the Determination Date for which Term SOFR was last applicable to the Loan, plus (y) nine percent (9%), or (ii) if the Loan is converted from a Benchmark Replacement to a Prime Rate Loan, the sum of (x) the Benchmark Replacement, determined as of the Determination Date for which the Benchmark Replacement was last applicable to the Loan, plus (y) nine percent (9%), minus (b) the Prime Index Rate as of such Determination Date; provided, however, that if such difference is a negative number, then the Prime Rate Spread shall be zero.

“Regulatory Change” shall mean any change effective after the date of this Agreement in any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor)) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including any Lender, of or under any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“SOFR Average” shall mean, as of any Determination Date with respect to any Interest Period, the rate per annum determined by Lender as the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”) on such Determination Date as such rate is published on the SOFR Administrator’s Website; provided that, if as of 5:00 p.m. (New York City time) on any Determination Date, such 30-Day SOFR Average has not been published on the SOFR Administrator’s Website, then SOFR Average will be the

30-Day SOFR Average as published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Date.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its good faith discretion).

“Term SOFR Rate” shall mean a fluctuating rate per annum equal to Term SOFR plus nine percent (9%); provided, however, in no event shall the Term SOFR Rate be deemed to be less than nine and one-quarter of one percent (9.25%).

“Term SOFR Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Term SOFR Rate.

“Term SOFR Reference Rate” means the forward-looking term rate for a 1-month period based on SOFR.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(d)Section 2.2(a) of the Original Loan Agreement is hereby amended by (i) replacing “Adjusted Rate” with “Prime Rate” in the first line thereof, and (ii) amending and restating the last sentence thereof as follows: “The “Contract Rate” shall be  for each Interest Period, an interest rate per annum equal to the greater of (A) nine percent (9%) in excess of the applicable Benchmark on the day that is two (2) Business Days prior to the commencement of such Interest Period and (B) nine and one-quarter of one percent (9.25%).”

(e)Section 2.2(d) of the Original Loan Agreement is hereby amended by replacing “Adjusted Rate” with “Prime Rate” in the second line thereof.

(f)Section 2.3(b) of the Original Loan Agreement is hereby amended by replacing “Adjusted Rate” with “Prime Rate” in the fourteenth line thereof.

(g)Section 2.4(b) of the Original Loan Agreement is hereby amended by replacing “Adjusted Rate” with “Prime Rate” in the fifth line thereof.

(h)Section 2.5(a)(iii) of the Original Loan Agreement is hereby amended by replacing “Adjusted Rate” with “Prime Rate” in the third line thereof.

(i)Section 2.8(a) of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.8Term SOFR Provisions

(a) Benchmark Replacement

(i)Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert (x) a Term SOFR Rate Loan to a Benchmark Replacement Rate Loan, (y) a Benchmark Replacement Rate Loan, accruing interest at a rate based upon the then-current Benchmark to a Benchmark Replacement Rate Loan accruing interest at a rate based upon the applicable Benchmark Replacement for the then-current Benchmark or (z) a Term SOFR Rate Loan or a Benchmark Replacement Rate Loan to a loan accruing interest based on the Prime Rate.

(ii)During a Benchmark Unavailability Period, the Contract Rate shall be the Prime Rate.

(iii)In connection with the use or administration of Term SOFR, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower, Indemnitor or any other party to the Loan Documents. Lender will promptly provide notice to Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(iv)Upon the occurrence of a Benchmark Transition Event, Lender shall determine (i) the corresponding Benchmark Replacement Date in accordance with the definition thereof and (ii) the applicable Benchmark Replacement in accordance with the definition thereof. Notwithstanding anything to the contrary herein or in any other Loan Document, if Lender determines that a Benchmark Transition Event and its corresponding Benchmark Replacement Date have occurred prior to the Determination Date for any Interest Period, and Lender has identified the Benchmark Replacement, then the Benchmark Replacement will replace the then current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of, Borrower, Indemnitor or any other party to the Loan Documents), such that the Loan shall thereafter be converted to a Benchmark Replacement Rate Loan accruing interest at a rate based upon the applicable Benchmark Replacement. Lender shall promptly give notice of the implementation of any Benchmark Replacement to Borrower.

(v)In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower, Indemnitor or any other party to the Loan Documents. Lender will promptly give notice to the Borrower of the effectiveness of any such Conforming Changes.

(vi)Any determination, decision or election that may be made by Lender pursuant to this Section 2.8 hereof, including, but not limited to, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, the necessity and amount of any spread adjustment, any Conforming Changes, any Substitute Interest Rate Cap Agreement and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Borrower, Indemnitor or any other party to the Loan Documents.

(j)Section 2.8(c) of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c)Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a Term SOFR Rate Loan, a Benchmark Replacement Rate Loan, or a Prime Rate Loan, as applicable, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Term SOFR Rate Loan, a Benchmark Replacement Rate Loan or a Prime Rate Loan, as applicable, (ii) any prepayment (whether voluntary or mandatory) of a Term SOFR Rate Loan, a Benchmark Replacement Rate Loan or a Prime Rate Loan, as applicable, on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Term SOFR Rate Loan, a Benchmark Replacement Rate Loan or a Prime Rate Loan, as applicable, hereunder, (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Contract Rate from the Term SOFR Rate to a Benchmark

Replacement Rate or from the Term SOFR Rate or Benchmark Replacement Rate to a Prime Rate (or any other conversion of the Contract Rate, including, without limitation, a Benchmark Replacement upon the occurrence of a Benchmark Transition Event and the corresponding Benchmark Replacement Date in accordance with this Section 2.8) with respect to any portion of the outstanding principal amount of the Loan on a date other than the last day of an Interest Period, and (iv) interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Term SOFR Rate Loan, a Benchmark Replacement Rate Loan or a Prime Rate Loan, as applicable, hereunder (the amounts referred to in clauses (i), (ii), (iii) and (iv) are herein referred to collectively as the “Conversion Costs”); provided, however, Borrower shall not indemnify Lender from any Conversion Costs arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.”

(k)Section 8.17(d) of the Original Loan Agreement is hereby amended by replacing “LIBOR” with “Term SOFR” in the first line thereof.

(l)Section 8.17 of the Original Loan Agreement is hereby amended by (i) replacing “LIBOR” with “Term SOFR” in the first line of the second paragraph thereof and (ii) adding the following to the end of such section:

“(e)Notwithstanding anything to the contrary contained in this Section 8.17 or elsewhere in this Agreement, in the event a Benchmark Transition Event and the related Benchmark Replacement Date have occurred (each, a “Rate Conversion”), then:

(i) within forty-five (45) days after such Rate Conversion, Borrower shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Cap Agreement (and in connection therewith, but not prior to Borrower taking all the actions described in this clause (i), Borrower shall have the right to terminate any then-existing Interest Rate Cap Agreement); and

(ii) following any Rate Conversion, in lieu of satisfying the condition described in Section 2.4(b)(viii) with respect to the Interest Rate Cap Agreement relating to any future Extension Term, Borrower shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute Interest Rate Cap Agreement on or prior to the first day of such Extension Term.

(f) As used herein, “Substitute Interest Rate Cap Agreement” shall mean an interest rate cap agreement between an Issuer and Borrower in form and substance reasonably acceptable to Lender, obtained by Borrower and collaterally assigned to Lender pursuant to an Assignment of Rate Cap Agreement (or substantially similar collateral assignment) and shall contain each of the following:

(i) a term expiring no earlier than the end of the Interest Period in which the Maturity Date occurs or in which the last day of the requested Extension Period occurs, as applicable;

(ii) the notional amount of the Substitute Interest Rate Cap Agreement shall be equal to or greater than the then outstanding principal balance of the Loan (including accrued and unpaid PIK Interest);

(iii) it provides that the only monetary and material obligation of Borrower thereunder is the making of a single payment to the Issuer thereunder upon the execution and delivery thereof and there are no other conditions to the effectiveness of such Substitute Interest Rate Cap Agreement;

(iv) it provides to Lender and Borrower (as determined by Lender in its sole but good faith discretion), for the term of the Substitute Interest Rate Cap Agreement, a protection against rising interest rates that is no less beneficial to Borrower and Lender than (A) in the case of clause (e)(i) above, that which was provided by the Interest Rate Cap Agreement being replaced by the Substitute Interest Rate Cap Agreement and (B) in the case of clause (e)(ii) above, that which was intended to be provided by the Interest Rate Cap Agreement that, but for the operation of Section 8.17(e) above, would have been required to have been delivered by Borrower pursuant to Section 2.4(b)(viii) above as a condition to the requested Extension Term; and

(v) without limiting any of the provisions of the preceding clauses (i) through (iv) above, it satisfies all of the requirements set forth in this Section 8.17 hereof.

From and after the date of any Rate Conversion, all references to “Interest Rate Cap Agreement” herein (other than in the definition of “Interest Rate Cap Agreement”) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Cap Agreement. Notwithstanding the foregoing, Lender acknowledges and agrees that Borrower shall have the right, in lieu of delivering a new Substitute Interest Rate Cap Agreement to satisfy the foregoing, to modify the then existing Interest Rate Cap Agreement so that it satisfies the conditions set forth in clauses (i) - (v) of the definition of “Substitute Interest Rate Cap Agreement” herein.

3.Omnibus Modifications.  From and after the Amendment Effective Date, the Original Loan Agreement and each of the other Loan Documents shall be revised as follows:

(a)Loan Agreement References.  All references to the “Agreement” contained in the Original Loan Agreement or to the “Master Loan Agreement” or “Loan Agreement” contained in any of the other Loan Documents, shall mean the Original Loan Agreement, as amended by this Amendment, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

(b)Loan Document References.  All references to any Loan Document contained in the Original Loan Agreement or any of the other Loan Documents shall mean such Loan Document, in each case, as amended and ratified by this Amendment, and as each such Loan Document may be amended, restated, replaced, supplemented or otherwise modified from time to time.  All references to the “Loan Documents” contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan Documents, in each case, as amended or otherwise modified by this Amendment, and as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(c)Loan References.  All references to the Loan contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan, in each case, as amended and ratified by this Amendment.  All references to the “Loan” contained in the Original Loan Agreement or any of the other Loan Documents shall mean the Loan, in each case, as amended or otherwise modified by this Amendment, and as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

4.No Further Modification.  Except as expressly set forth in this Amendment, (a) all of the terms and provisions of the Loan Documents shall remain unmodified and in full force and effect and (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, Borrower or Guarantor under the Loan Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

5.Representations and Warranties.

(a)Borrower hereby represents and warrants to Lender as of the date hereof as follows:

(i)As of the date hereof, (i) the outstanding principal balance (including accrued and unpaid PIK Interest) of (1) the Term Loan is $33,348,292.72, (2) the Building Loan is $67,186,135.02, and (3) Project Loan is $7,470,820.99, and (ii) the remaining amount of unadvanced Loan Advances is $3,000,000.00 (representing the Additional Contingency Amount).

(ii)Borrower has, to the extent applicable, the power and requisite authority to execute, deliver and perform its obligations under this Amendment and any other document executed in connection herewith and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize, execute, deliver and perform its obligations under this Amendment.

(iii)This Amendment constitutes legal, valid and binding obligations of Borrower (as applicable) enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.

(iv)No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby, other than those that have been obtained by Borrower.

(v)Borrower does not have any defense, off-set, claim, counterclaim or cause of action of any kind or nature whatsoever against Lender with respect to the Loan or the Loan Documents to which Borrower is a party or any debt incurred by Borrower pursuant to the Loan Documents.

(vi)The representations and warranties made by Borrower in the Original Loan Agreement and the other Loan Documents or otherwise made by Borrower in connection therewith are true and correct in all material respects as if remade on the Amendment Effective Date, except (i) to the extent the subject matter of such representation or warranty relates to a particular date specified therein, in which case such representation shall be true and correct as of such specified date, (ii) to the extent such representation or warranty is no longer true as a result of the passage of time and/or the conduct, acts, omissions, events or circumstances that did not result from a Potential Default or Event of Default by Borrower.

(vii)Borrower has previously delivered to Lender all of the relevant formation and organizational documents of Borrower and Guarantor, and all such formation documents remain in full force and effect and have not been amended or modified in any way since such documents were delivered to Lender on the Closing Date.

(b)Guarantor hereby represents and warrants to Lender as of the date hereof as follows:

(i)Guarantor has, to the extent applicable, the power and requisite authority to execute, deliver and perform its obligations under this Amendment and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize, execute, deliver and perform its obligations under this Amendment.

(ii)This Amendment constitutes legal, valid and binding obligations of Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.

(iii)No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Guarantor of this Amendment or to consummate the transactions contemplated hereby, other than those that have been obtained by Guarantor.

(iv)Guarantor does not have any defense, off-set, claim, counterclaim or cause of action of any kind or nature whatsoever against Lender with respect to the Loan or the Loan Documents to which Guarantor is a party.

(v)The representations and warranties made by Guarantor in the Loan Documents or otherwise made by Guarantor in connection therewith are true and correct in all material respects as if remade on the Amendment Effective Date, except (i) to the extent the subject matter of such representation or warranty relates to a particular date specified therein, in which case such representation shall be true and correct as of such specified date, (ii) to the extent such representation or warranty is no longer true as a result of the passage of time and/or the conduct, acts, omissions, events or circumstances that did not result from a Potential Default or Event of Default by Guarantor.

6.Reaffirmation of Guaranties.  Guarantor agrees and acknowledges that the Recourse Guaranty Agreement, Completion Guaranty, Interest and Carry Guaranty and Environmental Indemnification Agreement (collectively, the “Guaranties”), as and to the extent amended by this Amendment, are and shall remain in full force and effect and are enforceable against Guarantor upon the terms and conditions set forth therein subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.  Guarantor hereby reaffirms the Guaranties, as and to the extent amended by this Amendment, and its liabilities, waivers, agreements, covenants and obligations under the Guaranties, as and to the extent amended by this Amendment.  Guarantor confirms that the applicable Guaranties, as and to the extent amended by this Amendment, are and shall remain fully enforceable, unimpaired and effective to guaranty the obligations under the applicable Guaranties, both before and after the execution and delivery of this Amendment.  Guarantor has had the opportunity to review this Amendment and is entering into this Amendment with full knowledge of each of the foregoing.  Guarantor further reaffirms its respective obligations under the applicable Guaranties, as and solely to the extent amended by this Amendment, are separate and distinct from Borrower’s obligations under the other Loan Documents.

7.Ratification.  The Original Loan Agreement and the other Loan Documents, as modified by this Amendment, are hereby ratified and confirmed and shall continue in full force and effect.

8.Waiver and Release.

(a)Effective on the execution of this Amendment, Borrower and Guarantor, on their own behalf and on behalf of each of their respective past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to Borrower and Guarantor and each of the other foregoing entities and individuals, each of their respective predecessors, successors, assigns, and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with Borrower or Guarantor (collectively, the “Borrower Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit Lender and its respective past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to each of the foregoing entities and individuals, each of their respective predecessors, successors, assigns, participants and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (collectively, the “Lender Party Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages (including, without limitation, special, punitive, indirect or consequential damages), expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising, directly or indirectly, in any manner from and/or out of (i) the Loan, the Loan Documents and/or the Premises, (ii) Lender’s acts, statements, conduct, representations and omissions made in connection therewith, including, without limitation, the disbursement of funds or any election of Lender to refrain from any such disbursements, and the negotiation of this Amendment, and (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, whether now existing or hereafter arising, which could, might or may be claimed to exist, whether liquidated or unliquidated, each though fully set forth herein at length; provided, however, that the foregoing release, relinquishment, discharge and acquittal shall not apply to any future breach of any of the obligations, covenants or agreements of any of the Lender Party Releasees that are expressly set forth in this Amendment or to any other matters first arising after the Amendment Execution Date.

(b)With respect to the claims released pursuant to Section 8(a) hereof, Borrower Party Releasors hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases.  In this connection, Borrower Party Releasors hereby agree, represent and warrant to Lender that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower Party Releasors further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that, to the extent set forth in Section 11(a) hereof, Borrower Party Releasors nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan and all dealings in connection therewith.

(c)Borrower Party Releasors hereby acknowledge that they have not relied upon any representation of any kind made by Lender or any Affiliate of Lender in making the foregoing release.

(d)Borrower Party Releasors represent and warrant to Lender that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower Party Releasor agrees to indemnify, protect, defend and hold each of the Lender Party Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

9.Counterparts.  This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

10.Exculpation.  Section 13.1 of the Original Loan Agreement is hereby incorporated in this Amendment by reference.

11.Incorporation by Reference.  To the extent that any provisions or defined terms contained in any other Loan Document are used herein or incorporated herein by reference, and such other Loan Document is terminated or otherwise satisfied prior to the termination of this Agreement, then, for the avoidance of doubt, such provisions and/or defined terms shall survive until the payment in full of all of the Obligations under each Loan Document without regard to the fact that the Loan Document originally containing the same has been otherwise terminated or satisfied.

12.Miscellaneous.  The headings used in this Amendment are for convenience only and shall be disregarded in interpreting the substantive provisions of this Amendment.  Time is of the essence of each term of the Loan Documents, including this Amendment. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Amendment and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.  The Loan Documents (as modified by this Amendment), including this Amendment, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral.  The Loan Documents (as modified by this Amendment) shall not be modified except by written instrument executed by all parties. Any future reference to the Loan Documents shall include any amendments, renewals or extensions now or hereafter approved by Lender in writing.

13.GOVERNING LAW.  Section 14.19 of the Original Loan Agreement is hereby incorporated in this Amendment by reference.

14.TRIAL BY JURY.  Section 14.18 of the Original Loan is hereby incorporated in this Amendment by reference.

[SIGNATURE PAGE FOLLOWS]

BORROWER:

TPHGREENWICH OWNER LLC, a Delaware limited liability company

By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer

[Additional signatures appear on the following page]

LENDER AND ADMINISTRATIVE AGENT:

MACQUARIE PF INC., a Delaware corporation

By:	/s/ Jackie Hamilton
Name:Jackie Hamilton
Title:Authorized Signatory

By:	/s/ Gautham Srinivas
Name:Gautham Srinivas
Title:Authorized Signatory

The undersigned acknowledges this Amendment as of the date first written above solely with respect to the provisions of Sections 3, 5(b), 6, 7 and 8 of this Amendment.

GUARANTOR:

trinity place holdings inc., a Delaware corporation

By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer

MEZZANINE LENDER CONSENT

By its execution below, Mezzanine Lender hereby consents to the Second Amendment to Master Loan Agreement and Loan Documents.

TPHS LENDER II LLC, a Delaware limited liability company

By:Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name: Joshua D. Morris
Title: Manager